EXHIBIT 10.01

MUTUAL COOPERATION AGREEMENT

This MUTUAL COOPERATION AGREEMENT (the “Agreement”) is being entered into as of October 3rd

2012, between ONTECO CORPORATION, a company organized and existing under the laws of the State of Nevada (ONTC), and Advanced Copisa Environmental Corp., a Canadian corporation (ADCO). (ONTC and ADCO are sometimes referred to herein individually as a Party and collectively as the Parties).
RECITALS:

WHEREAS, ADCO has the use, know-how and  know-why relating to certain  Catalytic Pyrolysis Technology specially feasible for recycling used tires and non-recyclable plastics (collectively, “ADCO Technology”) as per described in the Annex A attached hereto;

WHEREAS, ONTECO is in the business of developing and operating different technologies, and ONTC is a fully capable of marketing and manufacturing and as such, the Parties are not competitors of each other;

WHEREAS, each of ONTC and ADCO, independently from each other, has developed, or is in the process of developing, significant business relationships with companies worldwide (each, a “Client”) interested in entering into joint ventures with ADCO or ONTC, as the case may be, for purposes of deploying ADCO Technology over such Client’s property (each, a “Project”);

WHEREAS, ADCO possesses human resources relating to, among other things, the deployment of ADCO Technology (“ADCO’s Expertise”);

WHEREAS, ONTC possesses, among other things, (i) human and financial resources relating to equipment manufacturing and sale of accessories that utilize ADCO Technology, (ii) a proprietary business model for development of Environmental  Remediation Projects, and (iii) market, project and business administration development capabilities (“ONTC’s Expertise”); and

WHEREAS, ONTC and ADCO desire to enter into this Agreement in order to establish certain fundamental terms, conditions and procedures by which one Party (the “Contracting Party”) may invite the other Party (the “Cooperating Party”) to act as the Contracting Party’s subcontractor with respect to certain Projects developed by the Contracting Party.

NOW THEREFORE, in consideration of the premises and mutual promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.      Definitions. As used in this Agreement, the following terms shall have the meanings set forth below: “AAA” shall have the meaning ascribed to such term in Section 13 hereof.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in USA.

“Client” shall have the meaning ascribed to such term in the recitals.

“Competing Proposal” means any offer or proposal (whether direct or indirect) for, or indication of interest by the Cooperating Party in, doing business relating to ADCO Technology with the Identified Client.

“Confidentiality Agreement” means that certain Mutual Confidentiality and Non-Circumvention Agreement entered into between the Parties on October 3rd 2012.

“Contracting Party” shall have the meaning ascribed to such term in the recitals. “Cooperating Party” shall have the meaning ascribed to such term in the recitals.

“Dispute” shall have the meaning ascribed to such term in Section 5 (b).

“ADCO’s Expertise” shall have the meaning ascribed to such term in the recitals.

“Identified Client” means the Client identified by the Contracting Party in a Project Invitation Notice.

“Initial Response Period” shall have the meaning ascribed to such term in Section 3 hereof.

“Offer” shall have the meaning ascribed to such term in Section 3 hereof.

“ONTC” shall have the meaning ascribed to such term in the recitals.

“ADCO Technology” shall have the meaning ascribed to such term in the recitals.

“Project” shall have the meaning ascribed to such term in the recitals.

"Project Exclusivity Period" means the period beginning on the date a Project Invitation Notice is executed by the Parties and ending on the first to occur of the following events: (i) the date the Contracting Party delivers a copy of a Superior Offer to the Cooperating Party; (ii) three (3) years from the date the Cooperating Party has been paid in full for the Subcontracted Work; and (iii) the date the Contracted Party is no longer involved with the Qualifying Project, including, without limitation, as a result of the Contracting Party no longer being a joint venture partner with such Client, the Identified Client having decided not to engage or enter into a business relationship with the Contracting Party or as a result of terminating the Contracting Party.

"Project Invitation Notice" means a notice (which to be effective must be executed by each of the Parties) in which, among other things, (a) the Contracting Party identifies the Identified Client and the Project to the Cooperating Party, (b) the Cooperating Party acknowledges that the Contracting Party will have the exclusive right to negotiate such Project with the applicable Identified Client during the Project Exclusivity Period, (c) such Contracting Party invites the Cooperating Party to participate as its subcontractor in connection with that particular Project, (d) the Cooperating Party agrees that to provide, on a subcontract basis, to the Contracting Party the Subcontracted Work; and (e) the Cooperating Party, subject to Section 3 hereof and the other provisions of this Agreement, agrees to provide such services.

“Qualifying Project” means the Project identified in a fully executed Project Invitation Notice.

“Right of First Offer” shall have the meaning ascribed to such term in Section 3 hereof.

“ROFO Period” shall have the meaning ascribed to such term in Section 3 hereof.

“Rules” shall have the meaning ascribed to such term in Section 13 hereof.

“Subcontracted Work” means services to be performed by the Cooperating Party specifically set forth in a fully executed Project Invitation Notice (i.e., services related to ONTC’s Expertise or ADCO’s Expertise, as the case may be).

“ONTC’s Expertise” shall have the meaning ascribed to such term in the recitals.

2.    Scope of this Agreement:

(a)          The sole purpose of this Agreement  is to establish the legal framework  by which a Contracting Party and a Cooperating  Party may choose  to cooperate  with each other in connection  with Qualifying Projects.

(b)          The Parties acknowledge and agree that: (i) unless a Project Invitation Notice is executed by each of the Parties with respect to a Qualifying Project, neither Party shall have any rights or obligations under this Agreement; (ii)  a Party  may  invite  the other Party to participate in connection with a Qualifying Project, in its sole and absolute discretion, and nothing herein shall obligate either Party to present the other Party with a Project Invitation Notice or to countersign any Project Invitation Notice presented to it.

(c)          Except as otherwise specifically prohibited in Section 4 hereof or by the terms of the Confidentiality Agreement, the Parties are each free to enter into other similar agreements with other parties, and are free to independently market, participate in, or contract for any venture or contract that may be in the same general area of business as set forth in this Agreement. Except as otherwise specifically prohibited in Section 4 hereof or by the terms of the Confidentiality Agreement, either Party may do business with any other party, or to enter into any other contract with any other person (including, without limitation, any Identified Client), for any products or services of any kind or nature.

(d)          The Parties hereto are and shall remain at all times independent contractors. Nothing herein shall be deemed to establish a partnership, joint venture, employer or agency relationship between the Parties. Neither Party shall have the right to obligate or bind the other Party in any manner to any third party, except that a Cooperating Party engaged to perform Subcontracted Work pursuant to the terms of this Agreement shall perform such work pursuant to the terms of any arrangement entered into by the Contracting Party with the Identified Client and pursuant to the terms of the Offer. Neither Party shall have any duty to the other Party that would arise out of a partnership relationship.

3.    Right of First Offer. In consideration for executing and delivering a Project Invitation Notice, the Cooperating Party shall have a right of first offer (the "Right of First Offer") over the Subcontracted Work during the ROFO Period. No later that [three (3) Business Days] ("Initial Response Period") from the execution and delivery by each Party of a Project Invitation Notice, the Cooperating Party shall deliver to the Contracting Party a written offer (the Offer) setting forth all relevant pricing, technical and commercial terms with respect to the Subcontracted Work. Unless the Contracting Party provides the Cooperating Party, within a period of [thirty (30) days] from the Contracting Partys receipt of the Offer (the "ROFO Period"), with a bona fide and binding agreement executed by third party setting forth that such third party will perform the Subcontracted Work on technical and commercial terms and substantially equivalent to those set forth in the Offer but at a price at least [10%] lower than the price set forth in the Offer ("Superior Offer"), the Contracting Party shall be obligated to use the Cooperating Party as its exclusive subcontractor, subject to the terms of this Agreement and pursuant to the terms of the Offer, in connection with the Subcontracted Work referenced by such Project Invitation Notice. Unless extended in writing by the Contracting Party, failure of the Cooperating Party to submit the Offer within the Initial Response Period shall be deemed to be a termination of the Right of First Offer.

4.    Limited Exclusivity. During the Project Exclusivity Period, the Cooperating Party shall not directly, or indirectly, and shall prevent its respective officers, directors, employees, agents, consultants and representatives from, directly or indirectly, (x) taking any action to solicit or initiate any Competing Proposal, or (y) continuing, initiating or engaging in negotiations concerning any Competing Proposal with, or disclosing any non-public information relating to, the Contracting Party to any corporation, partnership, person or other entity that may be considering or has made a Competing Proposal.

5.    Subcontractor Relationship.

(a)           The Parties agree that a Cooperating Party shall perform the Subcontracted Work on behalf of the Contracted Party, and shall not directly invoice the Identified Client for any work performed in connection with the Qualifying Project or discuss, negotiate or enter into any independent business arrangement with the Identified Client during the Project Exclusivity Period without the prior written consent of the Contracting Party.

(b)           The Parties agree that a Contracting Party shall have no obligations under this Agreement to the Cooperating Party under the following circumstances: (i) if a Project Invitation Notice is not executed by each of the Parties; (ii) upon the expiration or termination of the Right of First Offer; (iii) if the Contracting Party is not ultimately engaged by, or fails to enter into a binding arrangement with, the Identified Client with respect to a Qualifying Project. Absent the Contracting Party having been found guilty of gross negligence or intentional misconduct by the Identified Client, and as a result thereof the Identified Client having the right to withhold payment owed to the Contracting Party in connection with the Qualifying Project, the Contracting Party shall have no obligation to pay the Cooperating Party for the Subcontracted Work until the Contracting Party has actually received payment in full from the Identified Client for the Subcontracted Work performed by the Cooperating Party.

(c)          In connection with each Qualifying Project, each Party shall use its reasonable best efforts to: (i) conduct its business in a manner that reflects favorably at all times on the good name, goodwill and reputation of the Parties; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to either Party, the Identified Client or the public; (iii) make no false or misleading representations to an Identified Client or any third party with regard to either Party; and (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to either Party or engage in any activity or business transaction which could be considered unethical.

(d)          Each party shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state, federal, and foreign laws and regulations that may be applicable to the performance of its obligations under this Agreement or with respect to any Qualifying Project and shall obtain and maintain all required permits, licenses, registrations and shall make all required filings and notifications with respect thereto. Specifically, but without limitation, in no event shall any Party commit any act that would constitute a violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Export Administration Act of 1979, as amended, or any other similar laws applicable in the jurisdictions where the parties are organized, domiciled or are operating.

6.    Terms and Termination. This Agreement shall have a term commencing on the date hereof and expiring [two (2) years] after the date hereof unless earlier terminated (i) on such date as the Parties may mutually agree in writing, (ii) upon the written election of the non-breaching Party following the material breach of this Agreement by the other Party which is not cured to the reasonable satisfaction of the non- breaching Party within ten (10) Business Days after such time as written notice thereof is provided to the breaching Party by the non-breaching Party specifying the breach, (iii) immediately upon the written election of a Party, in the event the other Party becomes insolvent, enters into bankruptcy proceedings or receivership (whether voluntarily or involuntarily) or makes an assignment for the benefit of creditors, or [(iv) upon either Party providing the other Party with sixty (60) days prior written notice]; provided, however, that this Agreement shall continue to remain in effect with respect to any applicable Qualifying Projects for which the Parties have been engaged by an Identified Client.

7.    Representations and Warranties. Each of the Parties hereto represents and warrants as follows:

(a)           It is a entity organized and existing under the laws of its jurisdiction of incorporation and has all legal power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and in connection with any Project Invitation Notice;

(b)          It has taken all necessary  corporate  and other action to authorize  the execution  and delivery  of this Agreement and to perform its obligations hereunder and under any Project Invitation Notice;

(c)          The execution and delivery of this Agreement does not require the authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance under this Agreement or for the consummation of the transactions contemplated hereby; and

(d)          There is no action, suit, investigation, litigation or proceeding pending or threatened before any court, governmental agency or arbitrator that purports to materially affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

8.    Confidentiality. The Parties acknowledge that they are bound by the terms and conditions of the Confidentiality Agreement. Neither Party nor any of its affiliates will make any public or private announcements concerning the existence of this Agreement, the subject matter hereof or the transactions contemplated hereby without the prior review and express written consent of the other Party, which consent will not be unreasonably withheld.  If any of the Parties or any of their affiliates is requested or required by reason of law, governmental or other regulation or by any action of any court or tribunal to disclose any information concerning this Agreement or the transactions contemplated hereby, such Party shall promptly notify in writing, the other Party and shall take all such reasonable steps as the other Party may require and cooperate with the other Party regarding the manner and extent of such disclosure.

9.    Further Assurances. Subject to the terms and conditions of this Agreement and to the extent permitted by law, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary under this Agreement.

10.  Entire  Agreement; Waivers. The  provisions  of  this  Agreement  and  associated  Project  Invitation Notices and Offers, as in effect from time-to-time by their terms, constitute the entire agreement between the Parties and supersede all prior agreements, oral or written, and all other communications  relating to the subject matter of any such contract documents  and any terms not contained  in this Agreement  or a fully executed Project Invitation Notice generated pursuant to this Agreement. Neither this Agreement, nor the terms of any fully executed Project Invitation Notice may be modified, altered, waived or amended, except by written agreement executed by both parties, and any waiver of any provision of this Agreement shall be effective  only if given in writing  and shall apply only in the specific  instance  in which  such waiver  is granted, and shall not be construed to be a continuing waiver.

11.  Notices. The Parties agreed that all notices and other communications under this Agreement: (a) shall be made in writing signed by the authorized officer of the Party giving notice hereunder, (b) shall be delivered by personal delivery, confirmed telephonic facsimile transmission, or internationally-recognized overnight courier, and (c) shall be deemed effective upon receipt. The addresses for all notices and communications with respect to this Agreement are as follows:

If to ONTC:	Onteco Corporation Attn: President 19495 Biscayne Blvd., Suite 411 Aventura, Fl 33180

If to ADCO:	Advanced Copisa Environmental Corp 1720 Harrison Street, PH “A” – Hollywood, FL 33020 – U.S.A – Attn.: Yosef Haim Baruch Phone: +1-305-466-4100 Fax: +1-954-919-6375 E-Mail: yosef@advancedcopisa.com

Either Party may change the address and facsimile telephone number to which notices or other communications are to be sent, and may add or delete recipients for notices and other communications, by sending the other Party notice of the changes in accordance with the notice provisions of this Section.

12.  Expenses.  Each of the Parties hereto will pay its own costs and expenses (including legal, financial advisory, consultant and accounting fees and expenses) incurred in connection with this Agreement.

13.  Governing Law; Arbitration.

(a).         This Agreement shall be governed by the laws of the [State of Florida] without regard to conflicts of laws principles.  It is the Parties’ understanding that Project Invitation Notices will be written in the English language and governed by the laws of the State of Florida; provided, however, that except to the extent that the same are in conflict with the provisions of this Agreement in which case this Agreement shall control.

(b).         The Parties adopt the principle that disputes, claims and controversies arising out of or related to this Agreement (each, a Dispute) should be regarded as business problems to be resolved promptly through business-oriented negotiations before resorting to arbitration. The Parties will use their best efforts to attempt in good faith to resolve any Dispute promptly by negotiation between the executives of the Parties who have authority to settle the Dispute. In the event the Dispute cannot be resolved by negotiation, then such Dispute shall be settled by binding arbitration according to the Commercial Arbitration Rules (the Rules) of the American Arbitration Association (the "AAA") before a one single Arbitrator. The AAA shall choose such Arbitrator, and the same shall administer the Arbitration in accordance with the Rules. The Arbitration shall be legally binding, shall take place in Miami, Florida, United States of America and shall be conducted in the Spanish language. Each Party shall bear its own costs and expenses in connection with the Arbitration, but shall share equally in the costs and fees of the Arbitration proceedings. Each Party accepts and submits to the arbitral jurisdiction referenced above and to any court of competent jurisdiction with regard to enforcement of the Award. Each Party waives any defense or objection that it could have in relation to diplomatic immunity, lack of jurisdiction, or improper venue or competence. Process in any such action or proceeding may be served on any Party anywhere in the world.

14.  Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE OTHER PARTY (INCLUDING WITHOUT LIMITATION, ANY PAYMENT FOR LOST BUSINESS, FUTURE PROFITS, LOSS OF GOODWILL, REIMBURSEMENT FOR EXPENDITURES OR INVESTMENTS MADE OR COMMITMENTS ENTERED INTO, CREATION OF CLIENTELE, ADVERTISING COSTS, TERMINATION OF EMPLOYEES OR EMPLOYEE SALARIES, OVERHEAD OR FACILITIES INCURRED OR ACQUIRED BASED UPON THE BUSINESS DERIVED OR ANTICIPATED UNDER THIS AGREEMENT), WHETHER FORESEEABLE OR NOT, FOR ANY CAUSE WHATSOEVER WHETHER OR NOT CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT WILL A COOPERATING PARTYS TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT, FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, EXCEED THE AMOUNTS ACTUALLY PAID TO SUCH COOPERATING PARTY BY THE CONTRACTING PARTY IN ACCORDANCE WITH THIS AGREEMENT.

15.  Interpretation. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, the capitalized term Section refers to sections of this Agreement; references to a particular Section include all subsections thereof; the word including shall be construed as including without limitation; references to a particular Party include such Partys successors and assigns to the extent permitted by this Agreement; references to the date hereof mean the date first set forth above; the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the headings of the several Sections of this Agreement are included for convenience only and not in any way affect the meaning or construction of any provision thereof. The preparation of this Agreement has been a joint effort of the Parties, and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the Parties than the other. Those provisions of this Agreement, which by their terms could reasonably be interpreted as surviving this Agreement, shall survive the actual termination or expiration of this Agreement.

16.  Assignability. Neither Party shall assign any of their respective rights or delegate any of their respective obligations hereunder without the prior written consent of the other Party.

17.  Severability. Each executed Project Invitation Notice is intended to constitute an independent and distinct agreement of the Parties, notwithstanding the fact that they each shall be construed to incorporate all applicable provisions of this Agreement. If any provision of this Agreement or any related contract document is held by a court of competent jurisdiction to be contrary to law, the remaining provisions ofthis Agreement and/or such contract document and all other contract documents will remain in full force and effect.

18.  Successors and Assigns. This Agreement shall inure to the benefit of the Parties, affiliates, their respective successors in title, and permitted assigns. Each and every successor in interest to any Party or affiliate, whether such successor acquires such interest by way of gift, devise, assignment, purchase conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement. The rights of the Parties, affiliates and their successors in interest, as among themselves and shall be governed by the terms of this Agreement and the right of any Party, affiliate, or successor in interest to assign, sell or otherwise transfer or deal with its interests under this Agreement shall be subject to the limitations and restrictions of this Agreement.

19.  Counterparts. The Parties hereto may execute this Agreement in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts shall have been signed by each Party and delivered to the other.

IN WITNESS WHEREOF, the Parties have executed this Mutual Cooperation Agreement as of the date first above written.

By: ONTECO CORPORATION	By: ADVANCED COPISA ENVIRONMENTAL Corp

JORGE SCHCOLNIK	YOSEF BARUCH
DIRECTOR	LEGAL DEPARTMENT ·MANAGER-

MUTUAL CONFIDENTIALITY  AND NON-CIRCUMVENTION AGREEMENT

This Agreement (the Agreement) is executed as of October 3rd 2012, by and between ADVANCED COPISA ENVIRONMENTAL Corp, a Canadian based corporation (such corporation together with any affiliate and/or any partner that participates in the Proposed Transaction being referred to herein as ADCO), and ONTECO CORPORATION, a Nevada based company (and together with its current or future Affiliates, that participates in the Proposed Transaction, being referred to herein as the Interested Party) ADCO and the Interested Party are collectively referred to herein as the Parties and each is referred to herein as a Party.

RECITALS

WHEREAS, “ADCO” and the Interested Party are currently discussing the following transaction: Cooperation Agreement for developing ADCO technologies (the “Proposed Transaction”);

WHEREAS,   in  connection   with  the  discussions   between  “ADCO”  and  the  Interested   Party concerning the Proposed Transaction, “ADCO” may provide certain Confidential Information (as defined below) to the Interested Party, and the Interested Party may provide certain Confidential Information to “ADCO”, and the Parties desire that such information be kept confidential by the Interested Party and “ADCO”.

AGREEMENT

NOW, THEREFORE,  in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration,  the receipt of which is hereby acknowledged  by the Parties, the Parties agree as follows:

2.  CONFIDENTIAL  INFORMATION

a.            For purposes of this Agreement, the term Confidential Information shall include all types of proprietary, technical or business information, whether oral, written, electronic, magnetic or by other media, relating to either Party, including without limitation projects, individual names, phone numbers and e-mail addresses, which ADCO shall introduce to the Interested Party subject to the terms and conditions of this Agreement. The term Confidential Information may include, without limitation, installation or equipment standards and documentation, data, know-how, formulas, algorithms, processes, designs, sketches, schematics, photographs, plans, drawings, specifications, samples, reports, customer or distributor names or information, pricing information, market or marketing information, demographic information, software, prototypes, trade secrets, strategies, classified information, financial or tax information, business plans, research, transactions, analyses, costs, projections, requirements, inventions, intellectual property, or other types of nonpublic information relating to the Proposed Transaction and each Party. The term Confidential Information shall also be deemed to include the fact that oral and written discussions and exchanges of information concerning the Proposed Transaction have occurred and may continue.

b.            Neither Party will, and will direct each of its respective representatives not to, disclose to any third party (i) the fact that discussions or negotiations are taking place concerning the Proposed Transaction; (ii) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof or the termination of discussions or negotiations between the Parties; and (iii) that this Agreement exists or that Confidential Information has been made available to either Party.

c.            The receiving Party shall: (i) hold such Confidential Information in confidence; (ii) restrict disclosure of such Confidential Information to only those employees with a need to know (and advise those employees of the obligations assumed herein); (iii) not disclose such Confidential Information to any third party without prior written approval of the disclosing Party; (iv) not use any Confidential Information in the development of, or sale of, goods or services, without prior written approval of the disclosing Party; and (v) protect the Confidential Information from unauthorized use, disclosure or publication.

d.            Each Party agrees to protect all Confidential Information disclosed to it by the other Party with at least the same degree of care as it normally exercises to protect its own proprietary information of a similar nature, and to use such Confidential Information only for the purpose of evaluating the Proposed Transaction.

e.             These restrictions on the use or disclosure of Confidential Information shall not apply to any information:

i.             which is independently developed by the receiving Party, its subsidiaries, divisions or affiliates or lawfully received free of restriction from another source having a right to furnish such Confidential Information; or

ii.            after it has become generally available to the public without breach of this Agreement  by the receiving Party, its subsidiaries, divisions or affiliates; or

iii.           which at the time of disclosure to the receiving Party was known to such Party, its subsidiaries, divisions or affiliates to be free of restriction as evidenced by documentation in such Partys possession; or

iv.           which the disclosing Party agrees in writing is free of such restrictions.

f.             No license to a Party under any trademark, patent, copyright, mask work protection right or any other intellectual property right is either granted or implied by the conveying of Confidential Information to such Party. None of the Confidential Information which may be disclosed or exchanged by the Parties, shall constitute any representation, warranty, assurance, guarantee or inducement by either Party to the other of any kind, and, in particular with respect to the non- infringement of trademarks, patents, copyrights, mask work protection rights, or other rights of third person or of either Party. This Agreement does not enlarge, diminish or affect the rights and obligations that either Party may have (or come to have) under any written agreement, or with respect to any patent or copyright.

g.           Neither this Agreement nor the disclosure or receipt of Confidential Information shall constitute or imply any promise or intention by either Party to enter into any agreement regarding the Proposed Transaction.

h.            Neither this Agreement nor the disclosure or receipt of Confidential Information shall constitute or imply any agency or partnership relationship between the Parties.

i.             All Confidential Information furnished by the disclosing Party shall, at all times, remain the property of that Party. Upon written request of the disclosing Party, all physical records or other documentation containing such Confidential Information shall be promptly returned to the disclosing Party, together with all copies thereof. All electronic, magnetic or computer records of such Confidential Information shall be deleted by the receiving Party from any medium on which Confidential Information may have been recorded or stored by the receiving Party, including tapes and computer disks, if such medium is not returned to the disclosing Party upon request.

j.             In the event that either Party hereto receives a request to disclose under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction, or by a regulatory or governmental body, all or any part of the information contained in the Confidential Information, or the fact that the Confidential Information has been made available to either Party, that discussions or negotiations are taking place or have been terminated, or the status of such discussions or negotiations or any of the terms, conditions or other facts with respect to the possibility of the Transaction, each of the Parties hereto agrees to (i) immediately notify the other party of the existence, terms and circumstance surrounding such a request; (ii) consult with the other Party on the advisability of taking legal available steps to resist or narrow such request; and (iii) if disclosure of such information is required, furnish only that portion of the Confidential Information, or other requested information, which, in the written opinion of its counsel, the applicable Party is legally compelled to disclose and exercise reasonable efforts to limit the extent of any such required disclosure. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit either Party or any one to whom either Party supplies the Confidential Information from disclosing any portion of the Confidential Information if required by law or upon request or demand of any governmental or regulating authority having jurisdiction over them.

3.    NON-CIRCUMVENTION.

The Parties agree that Confidential Information obtained from either of them (Owner) shall not be used for the enrichment, directly or indirectly, of the other Party or its affiliates (Recipient), without the express written consent of Owner. The Parties further agree that following the receipt of any Confidential Information from its Owner, the Recipient shall not contract or attempt to sell to, transact with or purchase from Owner-provided sources without the written permission from Owner unless (i) a business relationship between recipient and Owner-provided source predated this Agreement and (ii) Recipient can substantiate exchanges specific to the Owner-disclosed information between Recipient and the Owner-provided source prior to the date of the signing of this Agreement. In particular, the Parties agree that the Interested Party shall not purchase or otherwise transact business withIntegral Bioenergies Systems SL, Avaneced Industrial Technologies, ER Technologies Ltd., Grupo Copisa, Jinan Eco-Energy Technology Co. Ltd., Environmental Energy Resources Ltd., Innovative Ecology, En-Gibton Ltd, Fuel Pellets Technologies LLC., and Environmental Solutions of America LLC, without the written permission of ADCO.

4.    TERM

This Agreement is effective as of the date first above written and shall remain in effect until the later of: (i) five (5) years after the date first written above; or (ii) one year after the expiration, termination or conclusion of any agreement or arrangement entered into between the Parties in respect of the Proposed Transaction, unless both Parties mutually agree in writing to an extension of its term. The rights and obligations of the Parties hereto with respect to the Duty of Non- circumvention and Confidential Information shall survive any wrongful termination until the end the period described in the first sentence of this paragraph.

5.    ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the Parties hereto as to the Confidential Information and merges all prior discussions between them relating to the subject matter hereof.

6.    WAIVER/AMENDMENT

No waiver, amendment or modification of this Agreement shall be valid or binding on the Parties unless made in writing and signed on behalf of each of the Parties by their respective duly authorized officers or representatives. However, the failure of a Party to insist on full compliance with any provision of this Agreement in a particular instance shall not result in a waiver or relinquishment of any right or obligation herein, and shall not preclude it from requiring full compliance with any provision of this Agreement thereafter.

7.    GOVERNING LAW

The law of the State of Florida, excluding its conflict of laws principles, shall govern the interpretation and enforcement of this Agreement. remainder thereof.
Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Miami, Florida, in accordance with applicable Rules of the American Arbitration Association (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the non-prevailing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to comi to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

8.    SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable, such provision shall thereupon be deemed modified only to the extent necessary to render the same valid or eliminated from this Agreement, as the situation may require, and this Agreement shall be enforced and constmed as if such provision had been included herein as so modified in scope or applicability or not been included herein, as the case may be.

9.    COUNTERPARTS

This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instmment. The Parties have agreed that faxed ore-mailed signature copies shall be legally binding upon them.

9.   NOTICES.

All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by international express delivery service, registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

To ADCO	Advanced Copisa Environmental Corp Attn: YosefBaruch 1720 Harrison St. PH "A" Hollywood, FL 33020- USA - Fax: +1-954-919-6375 E-Mail: yosef@advancedenvirotec.com

To Interested Party:	Onteco Corporation Attn: President 19495 Biscayne Blvd., Suite 411 Aventura, Fl 33180

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

By: Onteco Corporation	Advanced Copisa Environmental Corp

NAME Jorge Schcolnik	Yosef Baruch
TITLE Director DATE 10/03/2012	Legal Department- Manager - 10/03/2012